Exhibit 99.1

Iconix Brand Group Adopts Short-Term Shareholder Rights Plan

NEW YORK, Jan. 27, 2016 /PRNewswire/– Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced that its Board of Directors has adopted a short-term shareholder rights plan (the “Rights Plan”), which will expire following the 2016 annual meeting of shareholders, absent an extension being approved by shareholders. The Board adopted the Rights Plan in light of recent activity in the Company’s shares, including the recent accumulation of meaningful positions by holders of derivative securities, and what the Iconix Board and management believes is a currently depressed share price for the Company’s common stock.

The Rights Plan is intended to protect the interests of the Company and Iconix shareholders by reducing the likelihood that any person or group gains control of Iconix through open market accumulation or other tactics without paying an appropriate control premium and by providing the Board and shareholders with time to make informed decisions. The Rights Plan applies equally to all current and future shareholders and is not intended to deter offers that are fair and otherwise in the best interests of the Company and its shareholders.

Drew Cohen, Lead Director of Iconix commented, “This short-term plan is consistent with our commitment to ensuring that all Iconix shareholders realize the long-term value of their investment. The Iconix Board and management are focused on driving the Company’s success and addressing the issues that have impacted more recent performance. We are continuing to make progress on our refinancing plans and are also working towards a resolution with the SEC Staff as it relates to the comment letter process.”

The Rights Plan is similar to plans adopted by numerous publicly-traded companies and was not adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

Pursuant to the Rights Plan, one preferred stock purchase right will be distributed for each share of common stock held by shareholders of record on February 12, 2016. The rights will become exercisable only if a person or group acquires beneficial ownership of 20% or more of the Company’s common stock (including in the form of synthetic ownership through derivative positions). In that situation, each holder of a right (other than, as detailed in the Rights Plan, the person or group triggering the rights) will be entitled to purchase, at the then-current exercise price (which was initially set at $30 per right), shares of common stock (and, in certain circumstances, other consideration) having a value of twice the exercise price of the right (a 50% discount). Rights held by any person or group whose actions trigger the Rights Plan, including potentially counterparties to derivative transactions with such person or group, would become void.

The adoption of the Rights Plan will not be a taxable event and will not have any impact on the Company’s financial reporting.

Additional details about the Rights Plan will be contained in a Form 8-K to be filed by Iconix with the U.S. Securities and Exchange Commission.

Guggenheim Securities LLC is acting as financial advisor to Iconix, and Blank Rome LLP and Skadden, Arps, Slate, Meagher & Flom LLP are legal advisors.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), ARTFUL DODGER and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s subsequent Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission, could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Investors

Jaime Sheinheit

Iconix Brand Group

212.730.0030

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